EXHIBIT 99.6(a)

Consent of Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

              Suite 1200                         Telephone: (714) 436-7100
              695 Town Center Drive              Facsimile: (714) 436-7200
              Costa Mesa, California 92626-1924



CONSENT OF INDEPENDENT AUDITORS



Pacific Mutual Life Insurance Company:

We hereby consent to the use in Post-Effective Amendment No. 4 to Registration Statement No. 33-57908 on Form S-6 of Pacific Select Choice of our reports dated February 16, 1996 related to the financial statements of Pacific Select Exec Separate Account of Pacific Mutual Life Insurance Company as of and for the year ended December 31, 1995 and February 23, 1996 related to the financial statements of Pacific Mutual Life Insurance Company as of and for the years ended December 31, 1995 and 1994 appearing in such Registration Statement and to the references to us under the headings "Independent Accountants" and "Financial Statements" in the Prospectus, which is a part of such Registration Statement.



/s/ DELOITTE & TOUCHE LLP
March 25, 1996


--------------------
DELOITTE & TOUCHE
TOHMATSU
INTERNATIONAL
--------------------